Exhibit  10.1

THIRD AMENDMENT TO THE STOCK PURCHASE AGREEMENT

AMENDMENT No. 3 (this “Amendment”), dated as of July 17, 2012 to the STOCK PURCHASE AGREEMENT (the “Stock Purchase Agreement”) dated as of the 15th day of July, 2011 (the “Effective Date”), by and among MIDAS MEDICI GROUP HOLDINGS, INC., a Delaware corporation (the “Buyer”), CAIRENE INVESTMENTS LTD., a company organized under the laws of the British Virgin Islands (the “Seller”) TADEU VANI FUCCI, an individual (“T. Fucci”), ANTONIO FONTE, an individual (“A. Fonte”), and IOCO SAUKAS, an individual (“I. Saukas”), (T. Fucci, A. Fonte, and I. Saukas are sometimes referred to herein singly as a “Shareholder” and together as the “Shareholders”), CIMCORP, INC., a company organized under the laws of the Cayman Islands, CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA S.A., a Brazilian sociedade anônima, CIMCORP COMÉRCIO E SERVIÇOS TECNOLÓGICOS E INFORMÁTICA LTDA., a Brazilian limitada, CIMCORP USA, LLC, a Florida limited liability company (together, the “Companies”), and JURI SAUKAS (“J. Saukas”) ,

WITNESSETH:

WHEREAS, the parties have entered into the Stock Purchase Agreement, whereby the Seller has agreed to sell the Subject Shares to the Buyer and the Buyer has agreed to buy the Subject Shares in accordance with the terms therein;

WHEREAS, pursuant to and in accordance with Section 12.12 of the Stock Purchase Agreement, the parties wish to amend Sections 2.2, 2.3 and 9.5, as amended, of the Stock Purchase Agreement to amend the form and term for the Shareholders to sell any of the Buyers Shares, the form and term of payment for the Tranche A Shares (as defined in the recitals of the Stock Purchase Agreement) and the release of the Shareholders from any obligations regarding the Total Debt provided on Schedule 1.1(d) of the Stock Purchase Agreement, as set forth in this Amendment;

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree to amend the Stock Purchase Agreement as follows:

1.           Section 2.2. (c) (i), Section 2.2. (c) (ii) and Section 2.2 (c) (iii) of the Stock Purchase Agreement are amended to provide that the Sale Period, as defined in the Stock Purchase Agreement shall be the sixty (60) day period immediately after December 2, 2012 and have its deadline as of January 31, 2013, when any outstanding obligations of the Buyer related to the Buyer Shares shall be fulfilled in its entirety. The Shareholders may sell all of their Buyer Shares in a single transaction at any time within the Sale Period.

2.           Section 2.3. (a) and Section 2.3 (b) are amended as to provide that (i) the payment of the first installment of the Tranche A Shares Adjusted Price, equal to 3,500,000 BRL, shall be made by the Buyer on October 01, 2012; and (ii) the payment of the second installment of the Tranche A Shares Adjusted Price, equal to 3,500,000 BRL, shall be made by the Buyer on December 01, 2012. All the aforementioned installments shall be adjusted (x) by the IPCA index on a monthly basis calculated solely based on the original principal value of the Tranche A Shares Adjusted Price prior to the adjustment by the IPCA index (simple interests) and accrued on a monthly basis. All the above payments shall be made by Buyer on the relevant due dates with immediately available funds of the Buyer.

3.           Section 2.3. (c) is amended to reflect that the unpaid interests of February, March, April, May and June, and the interests of July, equal to 1,050,000 BRL, shall be paid by the Buyer on the signing date of this Amendment.

4.           Section 9.5. is amended to reflect that the Buyer shall convey its best efforts to release the Shareholders from any obligations regarding the Total Debt set forth on Schedule 1.1(d) of the Stock Purchase Agreement, at the earliest date possible.

5.           The Buyer declares that it has, or will have immediately prior to the relevant due dates, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make all the payments it is required to pay.

6.           Except as amended by this Amendment No. 3 and the Amendments No. 1 and No. 2 to the Stock Purchase Agreement, all other sections, items and the entire Stock Purchase Agreement shall continue in full force and effect. This Amendment No. 3 supersedes and replaces any prior communications regarding the Stock Purchase Agreement since the execution of Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

SELLER:

CAIRENE INVESTMENTS, LTD,
a British Virgin Islands company
By: /s/ Tadeu Vani Fucci
Name:  Tadeu Vani Fucci
By: /s/Antonio Fonte
Name:  Antonio Fonte

 (Signature page of the 3rd Amendment dated as of July 17, 2012 to the Stock Purchase Agreement dated as of the July 15th, 2011)

COMPANIES:

CIMCORP, INC.,
a Cayman Islands Company

By: /s/ Nana Baffour
Name: Nana Baffour
Title: Director

CIMCORP COMÉRCIO INTERNACIONAL E INFORMÁTICA S.A.,
a Brazil Company

By: /s/ Nana Baffour
Name: Nana Baffour
Title: Director

CIMCORP COMÉRCIO E SERVIÇOS TECNOLÓGICOS E INFORMÁTICA LTDA.

a Brazil Company

By: /s/ Nana Baffour
Name:  Nana Baffour
Title: Director

CIMCORP USA, LLC
a Florida limited liability company

By: /s/ Nana Baffour
Name: Nana Baffour
Title: Director

(Signature page of the 3rd Amendment dated as of July 17, 2012 to the Stock Purchase Agreement dated as of the July 15th, 2011)

BUYER:

MIDAS MEDICI GROUP HOLDINGS, INC.,
a Delaware corporation

By: /s/ Nana Baffour
Name: Nana Baffour
Title: Chief Executive Officer

SHAREHOLDERS:

/s/ Tadeu Vani Fucci
Tadeu Vani Fucci

/s/Antonio Fonte
Antonio Fonte

/s/ Ioco Saukas
Ioco Saukas

Solely for purposes of Sections 9.2, 9.4 and 9.8:

/s/ Juri Saukas
Juri Saukas